Exhibit F




                           Bouhan, Williams & Levy LLP
                               The Armstrong House
                              Bull & Gaston Streets
                             Savannah, Georgia 31498
                                  912/236-2491





                                 March 25, 1996



Securities and Exchange Commission
Washington, DC  20549

    Re:      Statement on Form U-1 of
             Savannah Electric and Power Company
             File No. 70-8753

Gentlemen:

    We are general counsel to Savannah Electric and Power Company ("Savannah") and are familiar with the statement on Form U-1 referred to above. We are furnishing this opinion with respect to the proposed transactions by Savannah in connection with the issuance and sale by the Savannah Economic Development Authority of its industrial development revenue bonds (the "Revenue Bonds"), all as described in such statement on Form U-1.

    We have examined such documents and records as we have deemed necessary to express the opinions hereinafter set forth and hereby advise you that in our opinion, Savannah is duly organized and validly existing as a corporation under the laws of the State of Georgia and that upon the issuance of your order herein and in the event that the proposed transactions by Savannah are consummated in accordance with such statement on Form U-1 and such order:

(a) all State laws applicable to such proposed transactions by Savannah will have been complied with;

(b) Savannah's obligations with respect to the Revenue Bonds will be valid and binding obligations of Savannah in accordance with their terms; and


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(c)  the consummation of such proposed transactions by Savannah will not violate the legal rights of the holders of any securities issued by Savannah or any associate company thereof.

    We hereby consent to the use of this opinion in connection with the above-mentioned statement on Form U-1.

                                Very truly yours,

                         /s/Bouhan, Williams & Levy LLP